UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2008

Industrial Enterprises of America, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32881	13-3963499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
711 Third Avenue, Suite 1505, New York, New York 10017
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 490-3100
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On February 5, 2008, Industrial Enterprises of America, Inc. (the “Company”) and John D. Mazzuto, the Company’s former Chief Executive Officer and interim Chief Financial Officer, and member of the Board of Directors of the Company, entered into a Separation Agreement (the “Agreement”).  The Agreement provides that Mr. Mazzuto will act as a consultant to the Company regarding the filing of the Company’s financial statements.  Mr. Mazzuto will also be assuming over $4 million of the Company’s unsecured debt.  The payment of this debt is guaranteed by Mr. Mazzuto and is secured by his personal assets and common stock controlled by Mr. Mazzuto at the time it was incurred in July 2007 as part of a non-bank “credit line.”  The assumption of this debt is without recourse to the Company by Mr. Mazzuto or the lenders.  As a result of this transaction, the Company expects to incur an extraordinary, non-recurring, non-cash gain of over $4 million.  Additionally, the Agreement provides that Mr. Mazzuto will return to the Company 500,000 shares of the Company’s common stock that was previously granted to him.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which will be filed with the Securities and Exchange Commission in accordance with Item 601 of Regulation S-B.

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On February 5, 2008, John D. Mazzuto tendered his resignation as the Company’s Chief Executive Officer, interim Chief Financial Officer, and a member of the Board of Directors.  Mr. Mazzuto has advised the Company that his resignation is not a result of any disagreement relating to the Company’s operations, policies or practices.

(c) and (d)  On February 5, 2008, James Margulies was appointed as the Company’s Chief Executive Officer and interim Chief Financial Officer, and was elected as a member of the Board of Directors of the Company.

See the Press Release dated February 5, 2008, furnished as Exhibit 99.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.                       Description
99.1	Press Release of Industrial Enterprises of America, Inc., dated February 5, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Enterprises of America, Inc.
(Registrant)

February 6, 2008
By:   /s/ James Margulies
James Margulies
Chief Executive Officer